Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com
News Release
Contact:

Patricia A. Spinella, Investor Relations — 201-847-5453
Colleen T. White, Corporate Communications — 201-847-5369
BD ANNOUNCES RESULTS FOR FIRST FISCAL QUARTER
The Company raises guidance for full fiscal year
Franklin Lakes, NJ (January 28, 2010) — BD (Becton, Dickinson and Company) (NYSE: BDX) today reported quarterly revenues of $1.917 billion for the first fiscal quarter ended December 31, 2009, representing an increase of 12 percent from the prior-year period, or 9 percent on a foreign currency-neutral basis.
“We are pleased with our solid start to fiscal 2010. Our BD Medical and BD Diagnostics segments led our revenue growth, aided by flu-related sales,” said Edward J. Ludwig, Chairman and Chief Executive Officer. “Our revenue growth, good operating performance and a stabilizing Biosciences business this quarter give us the confidence to raise guidance for fiscal 2010.”
Diluted earnings per share from continuing operations for the quarter were $1.30, an increase of 4 percent over diluted earnings per share from continuing operations of $1.25 for the first quarter of

2009. On a foreign currency-neutral basis, diluted earnings per share from continuing operations for the first quarter of fiscal 2010 increased 11 percent.
Segment Results
In the BD Medical segment, worldwide revenues for the quarter were $1.019 billion, representing an increase of 16 percent from the prior-year period, or 13 percent on a foreign currency-neutral basis. Strong sales of Medical Surgical Systems and Pharmaceutical Systems products, including about 7 percentage points from flu-related products, as well as Diabetes Care products contributed to revenue growth.
In the BD Diagnostics segment, worldwide revenues for the quarter were $595 million, representing an increase of 10 percent from the prior-year period, or 8 percent on a foreign currency-neutral basis. Sales of safety-engineered devices and infectious disease testing systems, including about 2 percentage points from flu-related products, contributed to revenue growth.
In the BD Biosciences segment, worldwide revenues of $303 million for the quarter were flat compared with the prior-year period. Revenues increased less than 1 percent on a foreign currency-neutral basis. Demand for clinical and research instruments, as expected, continues to be impacted by capital funding constraints.
Geographic Results
First quarter revenues in the U.S. were $873 million, representing an increase of 10 percent from the prior-year period. Revenues outside the U.S. were $1.044 billion, representing an increase of 13 percent from the prior-year period, or 8.5 percent on a foreign currency-neutral basis.

Fiscal 2010 Outlook
We expect reported revenues for the full fiscal year 2010 to increase approximately 7 percent, or 6 percent on a foreign currency-neutral basis, compared with our prior guidance of 6 percent, or 5 percent on a foreign currency-neutral basis.
We also expect diluted earnings per share from continuing operations for the full fiscal year 2010 to increase approximately 2 to 4 percent, to $5.05 to $5.15, over adjusted diluted earnings per share from continuing operations, excluding specified items, of $4.95 for the fiscal year 2009, or 8 to 10 percent on a foreign currency-neutral basis. Our prior guidance was an increase of 1 to 3 percent, or 7 to 9 percent on a foreign currency-neutral basis.
Conference Call Information
A conference call regarding BD’s first quarter results and its expectations for the full fiscal year will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 10:00 a.m. (ET) Thursday, January 28, 2010. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-642-1687 (domestic) and 1-706-645-9291 (international) through the close of business on February 4, 2010, access code 49382392.
Non-GAAP Financial Measures
This news release contains certain non-GAAP financial measures. A reconciliation of these to the comparable GAAP measures is included in the attached financial tables.

About BD
BD is a leading global medical technology company that develops, manufactures and sells medical devices, instrument systems and reagents. The Company is dedicated to improving people’s health throughout the world. BD is focused on improving drug delivery, enhancing the quality and speed of diagnosing infectious diseases and cancers, and advancing research, discovery and production of new drugs and vaccines. BD’s capabilities are instrumental in combating many of the world’s most pressing diseases. Founded in 1897 and headquartered in Franklin Lakes, New Jersey, BD employs approximately 29,000 associates in approximately 50 countries throughout the world. The Company serves healthcare institutions, life science researchers, clinical laboratories, the pharmaceutical industry and the general public. For more information, please visit www.bd.com.
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This press release, including the section entitled “Fiscal 2010 Outlook for Full Year,” contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues, earnings per share and income, or events or developments that BD expects to occur or anticipates occurring in the future. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially from any forward-looking statement. For instance, various healthcare reform proposals, if enacted, would impose an excise tax applicable to medical device manufacturers, including BD. Other factors include, but are not limited to: adverse changes in regional, national or foreign economic conditions, including any impact that may result from the current global economic downturn on our ability to access credit markets and finance our operations, the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; changes in interest or foreign currency exchange rates, particularly in light of increased volatility in currency exchange rates; changes in government pricing and reimbursement policies or other healthcare cost containment reforms; competitive factors; pricing and market share pressures; difficulties inherent in product development and delays in product introductions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); the effects of potential pandemic diseases; our ability to successfully integrate any businesses we acquire; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in thousands, except per share data)

	Three Months Ended December 31,
	2009	2008	% Change

REVENUES	$1,916,774	$1,717,919	11.6

Cost of products sold	919,542	796,274	15.5
Selling and administrative	450,928	406,019	11.1
Research and development	100,284	97,314	3.1

TOTAL OPERATING COSTS AND EXPENSES	1,470,754	1,299,607	13.2

OPERATING INCOME	446,020	418,312	6.6

Interest income	8,789	1,651	NM
Interest expense	(12,987)	(7,824)	66.0
Other (expense) income, net	(2,354)	9,411	NM

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	439,468	421,550	4.3
Income tax provision	123,490	112,131	10.1

INCOME FROM CONTINUING OPERATIONS	315,978	309,419	2.1

INCOME FROM DISCONTINUED OPERATIONS NET OF INCOME TAX PROVISION OF $152 AND $854, RESPECTIVELY	398	2,649	NM

NET INCOME	$316,376	$312,068	1.4

EARNINGS PER SHARE

Basic:
Income from continuing operations	$1.33	$1.28	3.9
Income from discontinued operations	$—	$0.01	NM
Net income	$1.33	$1.29	3.1

Diluted:
Income from continuing operations	$1.30	$1.25	4.0
Income from discontinued operations	$—	$0.01	NM
Net income	$1.30	$1.26	3.2

AVERAGE SHARES OUTSTANDING

Basic	237,360	242,397
Diluted	242,965	248,311

NM — Not Meaningful

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY SEGMENT AND GEOGRAPHIC AREA
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
	2009	2008	% Change

BD MEDICAL
United States	$452,385	$394,161	14.8
International	566,243	481,029	17.7

TOTAL	$1,018,628	$875,190	16.4

BD DIAGNOSTICS
United States	$310,205	$287,568	7.9
International	285,269	252,623	12.9

TOTAL	$595,474	$540,191	10.2

BD BIOSCIENCES
United States	$110,636	$113,751	(2.7)
International	192,036	188,787	1.7

TOTAL	$302,672	$302,538	—

TOTAL REVENUES
United States	$873,226	$795,480	9.8
International	1,043,548	922,439	13.1

TOTAL	$1,916,774	$1,717,919	11.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31,
(Unaudited; Amounts in thousands)

	United States
	2009	2008	%Change

BD MEDICAL
Medical Surgical Systems	$286,535	$256,255	11.8
Diabetes Care	96,564	88,465	9.2
Pharmaceutical Systems	62,021	42,652	45.4
Ophthalmic Systems	7,265	6,789	7.0

TOTAL	$452,385	$394,161	14.8

BD DIAGNOSTICS
Preanalytical Systems	$156,236	$149,230	4.7
Diagnostic Systems	153,969	138,338	11.3

TOTAL	$310,205	$287,568	7.9

BD BIOSCIENCES
Cell Analysis	$77,604	$77,379	0.3
Discovery Labware	33,032	36,372	(9.2)

TOTAL	$110,636	$113,751	(2.7)

TOTAL UNITED STATES	$873,226	$795,480	9.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	International
			% Change
	2009	2008	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$273,491	$224,246	22.0	15.3	6.7
Diabetes Care	104,957	91,541	14.7	7.7	7.0
Pharmaceutical Systems	173,953	152,129	14.3	7.3	7.0
Ophthalmic Systems	13,842	13,113	5.6	2.8	2.8

TOTAL	$566,243	$481,029	17.7	11.0	6.7

BD DIAGNOSTICS
Preanalytical Systems	$143,930	$128,924	11.6	6.8	4.8
Diagnostic Systems	141,339	123,699	14.3	10.0	4.3

TOTAL	$285,269	$252,623	12.9	8.3	4.6

BD BIOSCIENCES
Cell Analysis	$153,731	$152,142	1.0	1.9	(0.9)
Discovery Labware	38,305	36,645	4.5	4.9	(0.4)

TOTAL	$192,036	$188,787	1.7	2.5	(0.8)

TOTAL INTERNATIONAL	$1,043,548	$922,439	13.1	8.5	4.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS
Three Months Ended December 31, (continued)
(Unaudited; Amounts in thousands)

	Total
			% Change
	2009	2008	Reported	FXN	FX Impact

BD MEDICAL
Medical Surgical Systems	$560,026	$480,501	16.6	13.4	3.2
Diabetes Care	201,521	180,006	12.0	8.4	3.6
Pharmaceutical Systems	235,974	194,781	21.1	15.6	5.5
Ophthalmic Systems	21,107	19,902	6.1	4.3	1.8

TOTAL	$1,018,628	$875,190	16.4	12.7	3.7

BD DIAGNOSTICS
Preanalytical Systems	$300,166	$278,154	7.9	5.7	2.2
Diagnostic Systems	295,308	262,037	12.7	10.7	2.0

TOTAL	$595,474	$540,191	10.2	8.1	2.1

BD BIOSCIENCES
Cell Analysis	$231,335	$229,521	0.8	1.3	(0.5)
Discovery Labware	71,337	73,017	(2.3)	(2.1)	(0.2)

TOTAL	$302,672	$302,538	—	0.5	(0.5)

TOTAL REVENUES	$1,916,774	$1,717,919	11.6	9.1	2.5

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
SAFETY REVENUES
(Unaudited; Amounts in thousands)

	Three Months Ended December 31,
			% Change
	2009	2008	Reported	FXN	FX Impact

TOTAL SAFETY REVENUES
United States	$298,258	$268,969	10.9	10.9	—
International	156,015	134,080	16.4	10.5	5.9

TOTAL	$454,273	$403,049	12.7	10.8	1.9

BY SEGMENT
BD Medical	$228,503	$192,751	18.5	16.4	2.1
BD Diagnostics	225,770	210,298	7.4	5.5	1.9

TOTAL	$454,273	$403,049	12.7	10.8	1.9